                                   EXHIBIT 21

                     SUBSIDIARIES OF THE ENSTAR GROUP, INC.
                              AS OF MARCH 16, 2006

The following table lists each subsidiary of The Enstar Group, Inc. indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

                                                                                          % OF
                                                                                         VOTING
NAME                                                                                   SECURITIES      JURISDICTION
----                                                                                   ----------      -------------
The Enstar Group, Inc.
A. Castlewood Holdings Limited                                                              50%        Bermuda
    1. Castlewood Limited                                                                  100%        Bermuda
       a) Castlewood (EU) Holdings Ltd.                                                    100%        England
          i) Castlewood (EU) Ltd.                                                          100%        England
          ii) Cranmore Adjusters Limited                                                   100%        England
             1) Hurstcourt Underwriting Review                                             100%        England
       b) Castlewood Brokers Limited                                                       100%        Bermuda
       c) Cranmore (Bermuda) Ltd.                                                          100%        Bermuda
       d) Bantry Holdings Ltd.                                                              50%        Bermuda
          i) Blackrock Holdings Ltd.                                                        30%        Bermuda
             1) Kinsale Brokers Limited                                                    100%        England
    2. Kenmare Holdings Limited                                                            100%        Bermuda
       a) Fitzwilliam (SAC) Insurance Limited                                              100%        Bermuda
       b) Revir Limited                                                                    100%        Bermuda
          i) River Thames Insurance Company                                                100%        England
          ii) Overseas Reinsurance Corporation Limited                                     100%        Bermuda
          iii) Regis Agencies Limited                                                      100%        England
       c) Hudson Reinsurance Company Limited                                               100%        Bermuda
          i) Denman Holdings Limited                                                       100%        Barbados
       d) Harper Holding Sarl                                                              100%        Luxembourg
          i) Harper Insurance Limited                                                      100%        Switzerland
          ii) Harper Financing Limited                                                     100%        England
          iii) Castlewood Holdings (US) Inc.                                               100%        Delaware
              a) Castlewood (US) Inc.                                                      100%        Delaware
              b) Cranmore (US) Inc.                                                        100%        Delaware
              c) Castlewood  Investments, Inc.                                             100%        Delaware
       e) Mercantile Indemnity Company Ltd.                                                100%        England
       f) Longmynd Insurance Company Ltd                                                   100%        England
       g) Fieldmill Insurance Company Ltd.                                                 100%        England
    3. Hillcot Holdings Limited                                                           50.1%        Bermuda
       a) Hillcot Reinsurance Company Limited                                              100%        England
          i) Hillcot Underwriting Management                                               100%        England

B. B.H. Acquisition Ltd.                                                                    50%        Bermuda
    1. Brittany Insurance Company Ltd.                                                     100%        Bermuda
    2. Paget Holdings GmbH                                                                 100%        Austria
       a) Compagnie Europeene d'Assurances Industrielles SA                               99.9%(1)     Belgium

C. Enstar Financial Services, Inc.                                                         100%        Florida

D. Enstar Group Operations, Inc.                                                           100%        Georgia

E. JCF CFN LLC                                                                               0         Delaware

F. JCF CFN II LLC                                                                            0         Delaware

(1) The remaining 0.1% of the company's voting securities is owned directly by Brittany Insurance Company Ltd.